UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2006

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2006, Valley Financial Corporation (the “Company”) issued $5,000,000 of trust preferred securities (the “Capital Securities”) through the Company’s newly formed and wholly-owned special purpose finance subsidiary, Valley Financial Statutory Trust III, a Delaware statutory trust (the “Trust”). The Capital Securities mature in January 2037, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holder of the Capital Securities at a rate equal to the three-month LIBOR rate plus 1.73%. The proceeds of the Capital Securities, along with the proceeds of the $155,000 from the issuance of common securities by the Trust to the Company, were used to purchase $5,155,000 of the Company’s floating rate junior subordinated notes (the “Notes”), the proceeds of which will be used to provide additional capital to the bank and for general operating purposes by the holding company.

The Notes were issued pursuant to an indenture dated December 15, 2006, between the Company, as issuer, and Wilmington Trust Company, as trustee (the “Indenture”). Like the Capital Securities, the Notes bear interest at a rate equal to the three-month LIBOR rate plus 1.73%. The interest payments by the Company on the Notes will be used by the Trust to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, so long as no event of default, as described in the Indenture, has occurred under the Notes, the Company may defer interest payments on the Notes (in which case the Trust will be entitled to defer distributions otherwise due on the Capital Securities) for up to 20 consecutive quarters.

The Notes are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Notes mature on January 30, 2037, but may be redeemed at par at the Company’s option at any time on or after January 30, 2012, or at any time prior to January 30, 2012 at a special redemption price upon certain events, such as a change in the regulatory capital treatment of the Notes, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

The Company also has entered into a Guarantee Agreement. In that agreement, the Company has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Notes from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.26	Indenture Agreement and attached Floating Rate Junior Subordinated Notes dated December 15, 2006 by and between Valley Financial Corporation and Wilmington Trust Company

10.27	Junior Subordinated Note Subscription Agreement dated as of December 15, 2006 by and between Valley Financial Corporation and Wilmington Trust Company

10.28	Guarantee Agreement between Valley Financial Corporation and Wilmington Trust Company dated December 15, 2006

10.29	Amended and Restated Trust Agreement dated December 15, 2006 by and among, Wilmington Trust Company as Trustee, Valley Financial Corporation, as Depositor and Ellis L. Gutshall, Kimberly B. Snyder, and J. Randall Woodson as Administrative Trustees

The Company’s common stock is traded on the Nasdaq Capital Market under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: December 20, 2006	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer